Exhibit 5.1

             LEGAL OPINION OF JENKENS & GILCHRIST PARKER CHAPIN LLP

              [Letterhead of Jenkens & Gilchrist Parker Chapin LLP]


                                  June 21, 2004
Ophthalmic Imaging Systems
221 Lathrop Way, Suite I
Sacramento, California 95815

Dear Sirs:

         We have examined the Registration Statement on Form SB-2 filed by you with the Securities and Exchange Commission on June 4, 2004 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 6,292,673 shares of your common stock, no par value per share. As your legal counsel in connection with the filing of the Registration Statement, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the shares of common stock.

         1,292,673 shares of common stock (the "Laurus Shares") are being registered for resale by Laurus Master Fund, Ltd. The Laurus Shares are issuable by you pursuant to a Securities Purchase Agreement dated as of April 27, 2004 between you and Laurus (the "Securities Purchase Agreement"). Pursuant to the Securities Purchase Agreement, you issued to Laurus a secured convertible promissory note (the "Laurus Note") and a warrant (the "Warrant"), each dated as of April 27, 2004. As your legal counsel in connection with the transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Note and Warrant.

         550,000 shares of common stock (the "S2 Partners Shares") are being registered for resale by S2 Partners, LP, a Minnesota limited liability company, pursuant to the Common Stock Purchase Agreement (the "Common Stock Purchase Agreement") dated as of June 1, 2004 between S2 Partners, LP and MediVision Medical Imaging, Ltd. We have examined the proceedings taken and are familiar with the proceedings proposed to be taken in connection with the Common Stock Purchase Agreement.

         4,450,000 shares of common stock (the "MediVision Shares") are being registered for resale by MediVision Medical Imaging Ltd., an Israeli company and your majority shareholder. The MediVision Shares were acquired by MediVision in June 2003, pursuant to Amendment No. 1 to the Working Capital Funding Agreement (the "Working Capital Funding Agreement"), in connection with the conversion of $1,150,000 of outstanding principal and accrued interest under a promissory note held by MediVision (the "MediVision Note") into 6,216,216 shares of your common stock at a conversion price of $0.185 per share. As your legal counsel in connection with the transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the conversion of the MediVision Note.

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of your (i) Articles of Incorporation and (ii) By-laws. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of Ophthalmic Imaging Systems.

         It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Laurus Shares, the Laurus Shares, when issued in the manner described in the Registration Statement, the Securities Purchase Agreement, the Laurus Note or the Warrant, as applicable, will be validly issued, fully paid and non-assessable and that the MediVision Shares and S2 Partners Shares issued in accordance with the Working Capital Funding Agreement, the MediVision Note, or the Common Stock Purchase Agreement, as applicable, are validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.


                                        Very truly yours,

                                       /s/ Jenkens & Gilchrist Parker Chapin LLP
                                           JENKENS & GILCHRIST PARKER CHAPIN LLP